UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2019

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of SunTrust Banks, Inc. ("SunTrust") was held on April 23, 2019 in Atlanta, Georgia. Represented at the meeting were 394,654,920 shares of 442,620,907 eligible shares (89.16%). At the meeting, the shareholders of SunTrust took the following actions and cast the following votes:

1. Shareholders elected the following persons as directors of SunTrust:

	For	Against	Abstain	Non-votes
Agnes Bundy Scanlan	341,965,936	4,373,744	472,866	47,835,102
Dallas S. Clement	341,952,306	4,372,816	494,696	47,835,102
Paul D. Donahue	344,862,333	1,455,231	502,254	47,835,102
Paul R. Garcia	344,808,033	1,526,285	485,500	47,835,102
Donna S. Morea	345,016,384	1,336,954	466,481	47,835,102
David M. Ratcliffe	337,220,936	9,114,368	484,514	47,835,102
William H. Rogers, Jr.	335,226,239	8,215,104	3,378,474	47,835,102
Frank P. Scruggs, Jr.	344,803,924	1,518,269	497,625	47,835,102
Bruce L. Tanner	342,022,325	4,304,464	493,029	47,835,102
Steven C. Voorhees	344,684,981	1,634,951	499,886	47,835,102

2. Shareholders approved (97.29% of the votes cast) the non-binding advisory resolution ("say-on-pay") regarding the compensation of SunTrust's named executive officers as described in the Compensation Discussion and Analysis as well as in the Summary Compensation Table and the other executive compensation tables and related narrative disclosures set forth in SunTrust's Proxy Statement for its 2019 annual meeting of shareholders.

	For	Against	Abstain	Non-votes
Say-on-Pay	337,417,087	8,185,105	1,217,626	47,835,102

3. Shareholders ratified (98.70% of the votes cast) the appointment of Ernst & Young LLP as independent auditors of SunTrust for 2019.

	For	Against	Abstain	Non-votes
Ratification of Auditor	389,499,804	4,636,152	518,964	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: April 23, 2019	By:	/s/ Curt Phillips
Curt Phillips, Senior Vice President, Assistant
General Counsel and Assistant Corporate Secretary